CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated April 24, 2017, relating to the financial statements of Reeds, Inc. as of December 31, 2016 and 2015 and for the years then ended which appear in Reeds, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on April 24, 2017. We also consent to the reference to our firm under the caption “Experts”.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

August 25, 2017